_____________________________________________________________


              SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549
                           _________

                           FORM 8-K

                        CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


               Date of Report:  February 16, 1999
               (Date of earliest event reported)


                 D E E R E   &   C O M P A N Y
      (Exact name of registrant as specified in charter)

                           DELAWARE
        (State or other jurisdiction of incorporation)

                            1-4121
                   (Commission File Number)

                          36-2382580
               (IRS Employer Identification No.)

                     One John Deere Place
                    Moline, Illinois  61265
    (Address of principal executive offices and zip code)

                         (309)765-8000
     (Registrant's telephone number, including area code)

           _______________________________________
(Former name or former address, if changed since last report.)

______________________________________________________________

Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits.

           (c)    Exhibits

                  (99)    Press release and additional
                          information.

                          Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                                    DEERE & COMPANY



                                  By:    /s/ Frank S. Cottrell
                                         _____________________
                                         Frank S. Cottrell,
                                         Secretary


Dated:  February 16, 1999

                        Exhibit Index



                                                  Sequential
Number and Description of Exhibit                 Page Number


(99)  Press release and additional information       Pg. 5

                                                EXHIBIT 99

                                       Gregory T. Derrick
(DEERE LOGO)                           Deere & Company
                                       Moline, Illinois 61265
                                       (309)765-5290

DEERE REPORTS FIRST-QUARTER EARNINGS OF $49.7 MILLION
-----------------------------------------------------

For Immediate Release (16 February 1999)

    MOLINE, IL -- Deere & Company today reported first-quarter net income of $49.7 million, or $.21 per share (basic and diluted), for the period ended January 31, compared with $203.3 million, or $.81 per share (basic and diluted), in the first quarter of 1998. "The farm sector is continuing to feel the effects of depressed agricultural-commodity prices," commented Hans W. Becherer, chairman and chief executive officer. "Demand for agricultural equipment, especially large tractors, remained extremely weak during the quarter."

    Becherer pointed out that in support of the company's emphasis on cash flow and asset management, farm-equipment production schedules have been set below the level of retail demand, resulting in a decline in trade receivables for the quarter. Although earnings were adversely affected by the lower production, all equipment businesses remained profitable.

    Worldwide net sales and revenues for the quarter decreased 14 percent, to $2.459 billion, compared with $2.846 billion last year. Net sales to dealers of agricultural, construction, and commercial and consumer equipment were $1.973 billion, versus $2.405 billion. Overseas sales were down 3 percent in comparison with the previous year. Overall, the company's worldwide physical volume of sales decreased 18 percent for the period.

    Deere's equipment operations had net income of $6.8 million for the first quarter, compared with $166.9 million last year. Contributing to the lower results were reduced sales and production volumes, lower margins and higher interest costs. Worldwide equipment operating profit, which excludes certain corporate expenses, interest and taxes, was $51 million, compared with $288 million last year.

    .    Worldwide agricultural equipment operating profit
totaled $25 million for the quarter, compared with $206 million last year. Results were severely affected by lower sales and production levels, especially of large tractors and combines, as well as by inefficiencies related to the production cutbacks. In addition, sales incentive costs moved higher, with a particular emphasis on used goods. Overseas operations, which continued to benefit from many management initiatives, were primary contributors to the division's profit.

    .    Worldwide construction equipment operating profit
totaled $12 million for the quarter, compared with $64 million last year. During the quarter, the division began implementation of its Estimate to Cash program, which is aimed at better matching product availability to customer requirements while reducing field inventories. Initial stages of the program, as expected, resulted in lower sales to dealers and had an adverse impact on the quarter's operating results. Retail demand, however, remained at favorable levels.

    .    Worldwide commercial and consumer equipment
operating profit was $14 million for the quarter, compared with $18 million last year. Results were negatively affected by higher costs associated with the start-up of new facilities and the introduction of new products, as well as by the impact of a strengthening Japanese yen. Partly offsetting these factors were higher worldwide sales and production volumes, resulting from the success of many new products and a continuation of strong retail demand.

     While remaining above year-ago levels, trade receivables for agricultural and construction equipment declined for the quarter as production volumes trailed retail demand. Receivables related to used agricultural equipment continued at a high level. Commercial and consumer equipment trade receivables increased seasonally. Company-owned inventories moved higher primarily due to seasonal requirements, the start-up of new facilities and the introduction of new products.

     Net income of the financial services operations was $43.4 million for the quarter, compared with $36.0 million last year. Credit and health-care operations reported significantly improved profits, partly offset by adverse underwriting results of the company's insurance unit.

 MARKET CONDITIONS AND OUTLOOK

    .    AGRICULTURAL EQUIPMENT.  Farm-commodity prices are
remaining under pressure due to large supplies of grains, oilseeds and livestock and the effects of slowing growth in global demand. While the U.S. government has supplemented farm income through additional direct payments, farmers' net cash income is expected to fall by approximately 9 percent this year with declines also anticipated in other parts of the world. Credit availability for equipment purchases in emerging markets also should remain under pressure. As a result, retail demand for farm equipment is projected to decline by 20 to 25 percent in North America this year, with declines of 10 to 15 percent expected in other major markets.

    .    CONSTRUCTION EQUIPMENT.  Slower U.S. economic growth
is expected in 1999. However, low inflation and interest rates should help keep housing starts near last year's levels. Nonresidential construction is expected to show little growth this year, but public construction, led by highway expenditures, is expected to grow 3 to 4 percent. In this environment, construction machinery sales should remain near 1998 levels.

    .    COMMERCIAL & CONSUMER EQUIPMENT.  A continuation of
current economic conditions, strong retail-sales momentum, and the introduction of a number of innovative products are expected to support higher sales of commercial and consumer equipment during the year.

    .    FINANCIAL SERVICES.  A larger overall receivable and
lease portfolio should support continued improvement in the credit operations in 1999. Health care is also well-positioned for improved results, while Deere's insurance organization continues to face severe competitive pressures.

    Based on these conditions, the company's worldwide physical volume of sales is currently projected to decrease by approximately 13 to 15 percent in 1999 compared with 1998.
Second-quarter 1999 physical volumes are projected to be 13 percent lower than in the comparable 1998 period.

    Deere enters this period of weakening demand for farm machinery in strong financial condition. Furthermore, performance is being supported by the company's nonagricultural businesses and overseas operations, which are seeing benefits from many growth and quality initiatives. Aggressive asset-management actions, as well, are having a positive impact. "Our steps to reduce farm-machinery receivables, while contributing to lower earnings, are helping the company generate solid levels of cash flow in support of our long-range global growth objectives," Becherer stated.

JOHN DEERE CAPITAL CORPORATION

    The following is disclosed on behalf of the company's credit subsidiary, John Deere Capital Corporation, in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market:

    John Deere Capital Corporation's net income was $37.4 million in the first quarter of 1999, compared with $30.6 million last year. First quarter results benefited from higher gains on retail note sales, higher income on a larger average receivable and lease portfolio, a temporary reduction in leverage position, and improved financing spreads, partially offset by higher operating costs.

    Net receivables and leases financed by John Deere Capital Corporation were $6.803 billion at January 31, 1999, compared with $6.468 billion one year ago. The increase resulted from acquisitions exceeding collections during the last 12 months, partially offset by sales of retail notes. Net receivables and leases administered, which include receivables previously sold, totaled $8.580 billion at January 31, 1999, compared with $7.482 billion at January 31, 1998.

SAFE HARBOR STATEMENT

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements under the "Market Conditions and Outlook" heading and elsewhere herein, which relate to future operating periods, are subject to important risks and uncertainties that could cause actual results to differ materially. Forward looking statements relating to the company's businesses involve certain factors that are subject to change, including: the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, commodities prices, weather conditions, real estate values, animal diseases, crop pests, harvest yields and government farm programs; general economic conditions and housing starts; legislation, primarily legislation relating to agriculture, the environment, commerce and government spending on infrastructure; actions of competitors in the various industries in which the company competes; levels of new and used field inventories; production difficulties, including capacity and supply constraints; dealer practices; labor relations; interest and currency exchange rates (including the effect of conversion to the euro); technological difficulties (including Year 2000 compliance, especially involving third parties, which could cause the company to be unable to take orders, manufacture and ship product, and perform other essential functions); accounting standards' and other risks and uncertainties. Economic difficulties in Asia and other parts of the world could continue to adversely affect North American grain and meat exports. The number of housing starts is especially important to sales of construction equipment. Sales of commercial and consumer equipment during the spring are affected by spring weather patterns. The company's outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data may be subject to revision. Further information concerning the company and its businesses, including factors that potentially could materially affect the company's financial results, is included in the company's filings with the Securities and Exchange Commission.

               FIRST QUARTER 1999 PRESS RELEASE

Net sales and revenues:
(millions of dollars except per share amounts)

                                       Three Months Ended
                                        January 31
                                                         %
                                       1999    1998    Change
Net sales:
  Agricultural equipment               $1,123  $1,451  -23
  Construction equipment                  443     578  -23
  Commercial and consumer equipment       407     376  + 8
    Total net sales                     1,973   2,405  -18
Financial Services revenues               460     401  +15
Other revenues                             26      40  -35
    Total net sales and revenues       $2,459  $2,846  -14

United States and Canada:
  Equipment net sales                  $1,401  $1,815  -23
  Financial Services revenues             460     401  +15
    Total                               1,861   2,216  -16
Overseas net sales                        572     590  - 3
Other revenues                             26      40  -35
    Total net sales and revenues       $2,459  $2,846  -14

Operating profit:
  Agricultural equipment               $   25  $  206  -88
  Construction equipment                   12      64  -81
  Commercial and consumer equipment        14      18  -22
  Equipment Operations*                    51     288  -82
  Financial Services                       66      57  +16
    Total operating profit                117     345  -66
Interest and corporate
  expenses - net                          (40)    (24) +67
Income taxes                              (27)   (118) -77
    Net income                         $   50  $  203  -75

Per Share:
  Net income                           $  .21  $  .81  -74
  Net income - diluted                 $  .21  $  .81  -74

* Includes overseas operating profit   $   54  $   57  - 5

Selected balance sheet data:
(millions of dollars and shares)

                         January 31  October 31  January 31
                             1999        1998        1998
Equipment Operations:
  Trade accounts and notes
    receivable - net        $3,829      $4,059      $3,526
  Inventories               $1,615      $1,287      $1,464

Financial Services:
  Financing receivables and
    leases financed - net   $7,870      $7,237      $7,165
  Financing receivables and
    leases administered -
    net                     $9,820      $9,625      $8,347
  Insurance companies'
    assets                  $  988      $  995      $  991
  Health care companies'
    assets                  $  254      $  234      $  260

Average shares outstanding   231.7       243.3       249.5

DEERE & COMPANY                     CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
                                    Consolidated
                                    Subsidiaries)

Millions of dollars except per      Three Months Ended
  share amounts                         January 31
(Unaudited)                           1999     1998
Net Sales and Revenues
Net sales of equipment              $1,973.2 $2,404.7
Finance and interest income            259.0    233.2
Insurance and health care premiums     179.8    169.0
Investment income                       18.7     17.1
Other income                            27.8     22.1
    Total                            2,458.5  2,846.1

Costs and Expenses
Cost of goods sold                   1,653.8  1,866.5
Research and development expenses       95.9     94.7
Selling, administrative and general
  expenses                             301.8    283.1
Interest expense                       134.1    114.7
Insurance and health care claims
  and benefits                         153.9    138.6
Other operating expenses                42.7     27.6
    Total                            2,382.2  2,525.2

Income of Consolidated Group
  Before Income Taxes                   76.3    320.9
Provision for income taxes              26.5    117.8
Income of Consolidated Group            49.8    203.1

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .4      (.2)
  Insurance
  Health Care
  Other                                  (.5)      .4
      Total                              (.1)      .2

Net Income                          $   49.7 $  203.3

Per Share:
  Net income                        $    .21 $    .81
  Net income - diluted              $    .21 $    .81

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company with
                                    Financial Services
                                    on the Equity Basis)

Millions of dollars except per      Three Months Ended
share amounts                          January 31
(Unaudited)                           1999     1998
Net Sales and Revenues
Net sales of equipment              $1,973.2 $2,404.7
Finance and interest income             21.8     32.1
Insurance and health care premiums
Investment income
Other income                            15.5     10.9
    Total                            2,010.5  2,447.7

Costs and Expenses
Cost of goods sold                   1,658.5  1,871.0
Research and development expenses       95.9     94.7
Selling, administrative and general
  expenses                             207.8    194.6
Interest expense                        39.9     21.7
Insurance and health care claims
  and benefits
Other operating expenses                (2.2)     1.6
    Total                            1,999.9  2,183.6

Income of Consolidated Group
  Before Income Taxes                   10.6    264.1
Provision for income taxes               3.8     97.2
Income of Consolidated Group             6.8    166.9

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                41.6     32.9
  Insurance                             (1.1)     5.5
  Health Care                            2.9     (2.4)
  Other                                  (.5)      .4
      Total                             42.9     36.4

Net Income                          $   49.7 $  203.3

DEERE & COMPANY                      FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME

Millions of dollars except per       Three Months Ended
  share amounts                         January 31
(Unaudited)                           1999      1998
Net Sales and Revenues
Net sales of equipment
Finance and interest income         $  240.7  $  203.2
Insurance and health care premiums     186.6     175.4
Investment income                       18.7      17.1
Other income                            20.7      12.5
    Total                              466.7     408.2

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                              95.2      90.9
Interest expense                        97.6      95.1
Insurance and health care claims
  and benefits                         155.7     139.4
Other operating expenses                52.5      25.9
    Total                              401.0     351.3

Income of Consolidated Group
  Before Income Taxes                   65.7      56.9
Provision for income taxes              22.7      20.7
Income of Consolidated Group            43.0      36.2

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .4       (.2)
  Insurance
  Health Care
  Other
      Total                               .4       (.2)
Net Income                          $   43.4  $   36.0

DEERE & COMPANY               CONSOLIDATED
CONDENSED CONSOLIDATED       (Deere & Company and
  BALANCE SHEET               Consolidated Subsidiaries)

Millions of dollars          January 31 October 31 January 31
(Unaudited)                      1999       1998       1998
Assets
Cash and short-term
  investments                 $   325.5  $   309.7  $   319.2
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     325.5      309.7      319.2
Marketable securities             870.8      867.3      867.6
Receivables from
  unconsolidated subsidiaries
  and affiliates                   48.4       36.2       14.9
Trade accounts and notes
  receivable - net              3,828.8    4,059.2    3,526.4
Financing receivables - net     6,696.7    6,332.7    6,613.6
Other receivables                 519.3      536.8      395.3
Equipment on operating
  leases - net                  1,256.5    1,209.2      820.8
Inventories                     1,614.7    1,286.7    1,464.3
Property and equipment - net    1,674.3    1,700.3    1,534.8
Investments in unconsolidated
  subsidiaries and affiliates     173.8      172.0      148.2
Intangible assets - net           212.0      217.6      183.8
Prepaid pension costs             662.3      674.3      574.7
Deferred income taxes             400.2      396.3      528.9
Other assets and
  deferred charges                219.9      203.2      194.8
    Total                     $18,503.2  $18,001.5  $17,187.3

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 5,871.2  $ 5,322.1  $ 4,934.0
Payables to unconsolidated
  subsidiaries and affiliates      31.9       31.1       43.2
Accounts payable and
  accrued expenses              2,359.5    2,853.2    2,458.1
Insurance and health care
  claims and reserves             402.9      411.3      405.1
Accrued taxes                     141.7      144.9      178.3
Deferred income taxes              18.3       19.7       21.3
Long-term borrowings            3,275.7    2,791.7    2,642.3
Retirement benefit accruals
  and other liabilities         2,373.5    2,347.7    2,359.0
    Total liabilities          14,474.7   13,921.7   13,041.3
Stockholders' equity            4,028.5    4,079.8    4,146.0
    Total                     $18,503.2  $18,001.5  $17,187.3

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services." Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY               EQUIPMENT OPERATIONS
CONDENSED CONSOLIDATED       (Deere & Company with Financial
  BALANCE SHEET               Services on the Equity Basis)

Millions of dollars          January 31 October 31 January 31
(Unaudited)                      1999       1998      1998
Assets
Cash and short-term
  investments                 $    80.3  $    68.3  $   73.5
Cash deposited with
  unconsolidated subsidiaries      92.8      139.6     180.5
    Cash and cash equivalents     173.1      207.9     254.0
Marketable securities
Receivables from
  unconsolidated subsidiaries
  and affiliates                  227.4       95.5     107.7
Trade accounts and notes
  receivable - net              3,828.8    4,059.2   3,526.4
Financing receivables - net        83.4       85.8      82.7
Other receivables                  42.2      139.4
Equipment on operating
  leases - net                               218.6     186.6
Inventories                     1,614.7    1,286.7   1,464.3
Property and equipment - net    1,625.7    1,653.9   1,491.0
Investments in unconsolidated
  subsidiaries and affiliates   1,693.9    1,620.4   1,510.5
Intangible assets - net           204.8      210.1     174.4
Prepaid pension costs             662.3      674.3     574.7
Deferred income taxes             379.1      372.6     485.6
Other assets and
  deferred charges                159.4      141.6     125.9
    Total                     $10,694.8  $10,766.0  $9,983.8

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 2,076.2  $ 1,512.4  $1,036.6
Payables to unconsolidated
  subsidiaries and affiliates      31.9       43.0      43.2
Accounts payable and
  accrued expenses              1,473.8    2,098.1   1,693.1
Insurance and health care
  claims and reserves
Accrued taxes                     136.3      142.1     165.9
Deferred income taxes               5.5       19.7      20.8
Long-term borrowings              601.2      552.9     551.9
Retirement benefit accruals
  and other liabilities         2,341.4    2,318.0   2,326.3
    Total liabilities           6,666.3    6,686.2   5,837.8
Stockholders' equity            4,028.5    4,079.8   4,146.0
    Total                     $10,694.8  $10,766.0  $9,983.8

DEERE & COMPANY               FINANCIAL SERVICES
CONDENSED CONSOLIDATED
  BALANCE SHEET

Millions of dollars          January 31 October 31 January 31
(Unaudited)                     1999       1998       1998
Assets
Cash and short-term
  investments                 $  245.2   $  241.5   $  245.7
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents    245.2      241.5      245.7
Marketable securities            870.8      867.3      867.6
Receivables from
  unconsolidated subsidiaries
  and affiliates                   6.7
Trade accounts and notes
  receivables - net
Financing receivables - net    6,613.2    6,246.9    6,530.9
Other receivables                477.1      397.3      395.3
Equipment on operating
  leases - net                 1,256.5      990.6      634.2
Inventories
Property and equipment - net      48.6       46.4       43.8
Investments in unconsolidated
  subsidiaries and affiliates     20.9       20.3       12.7
Intangible assets - net            7.2        7.6        9.4
Prepaid pension costs
Deferred income taxes             21.0       23.7       43.4
Other assets and
  deferred charges                60.5       61.5       68.9
    Total                     $9,627.7   $8,903.1   $8,851.9

Liabilities and Stockholders'
  Equity
Short-term borrowings         $3,795.0   $3,809.7   $3,897.4
Payables to unconsolidated
  subsidiaries and affiliates    278.5      187.0      273.3
Accounts payable and
  accrued expenses               885.6      755.1      765.0
Insurance and health care
  claims and reserves            402.9      411.3      405.1
Accrued taxes                      5.4        2.8       12.4
Deferred income taxes             12.8                    .5
Long-term borrowings           2,674.6    2,238.8    2,090.4
Retirement benefit accruals
  and other liabilities           32.1       29.7       32.7
    Total liabilities          8,086.9    7,434.4    7,476.8
Stockholders' equity           1,540.8    1,468.7    1,375.1
    Total                     $9,627.7   $8,903.1   $8,851.9

DEERE & COMPANY                        CONSOLIDATED
CONDENSED STATEMENT OF             (Deere & Company and
  CONSOLIDATED CASH FLOWS        Consolidated Subsidiaries)
                                    Three Months Ended
                                        January 31
Millions of dollars (Unaudited)       1999       1998
Cash Flows from Operating Activities
Net income                          $   49.7   $  203.3
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                (546.8)    (809.0)
    Net cash provided by (used for)
      operating activities            (497.1)    (605.7)

Cash Flows from Investing Activities
Collections and sales of
  financing receivables              1,700.5    1,492.7
Proceeds from maturities and
  sales of marketable securities        37.3       36.9
Cost of financing receivables
  acquired                          (2,042.2)  (1,725.7)
Purchases of marketable securities     (33.8)     (76.8)
Purchases of property and
  equipment                            (54.9)     (73.0)
Cost of operating leases acquired     (125.2)    (117.9)
Acquisitions of businesses                        (38.5)
Other                                  109.9       82.6
  Net cash used for investing
    activities                        (408.4)    (419.7)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                           541.7      979.5
Change in intercompany
  receivables/payables
Proceeds from long-term borrowings     775.0      306.0
Principal payments on long-term
  borrowings                          (297.5)     (92.6)
Proceeds from issuance of
  common stock                            .4        6.6
Repurchases of common stock            (46.1)    (132.8)
Dividends paid                         (51.7)     (50.2)
Other
  Net cash provided by
    financing activities               921.8    1,016.5

Effect of Exchange Rate
  Changes on Cash                        (.5)      (1.9)

Net Increase (Decrease) in Cash
  and Cash Equivalents                  15.8      (10.8)
Cash and Cash Equivalents at
  Beginning of Period                  309.7      330.0
Cash and Cash Equivalents at
  End of Period                     $  325.5  $   319.2

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY                     EQUIPMENT OPERATIONS
CONDENSED STATEMENT OF             (Deere & Company with
  CONSOLIDATED CASH FLOWS           Financial Services on the
                                    Equity Basis)

                                     Three Months Ended
                                        January 31
Millions of dollars (Unaudited)     1999         1998
Cash Flows from Operating Activities
Net income                          $ 49.7       $203.3
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities              (566.4)      (879.8)
    Net cash provided by (used for)
      operating activities          (516.7)      (676.5)

Cash Flows from Investing Activities
Collections and sales of
  financing receivables                7.5         10.1
Proceeds from maturities and
  sales of marketable securities
Cost of financing receivables
  acquired                            (9.0)       (10.3)
Purchases of marketable securities
Purchases of property and
  equipment                          (50.9)       (71.2)
Cost of operating leases acquired                 (16.1)
Acquisitions of businesses                        (38.5)
Other                                  3.5         10.9
  Net cash used for investing
    activities                       (48.9)      (115.1)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                         561.2        869.9
Change in intercompany
  receivables/payables                17.6       (56.1)
Proceeds from long-term borrowings    50.0
Principal payments on long-term
  borrowings                                       (1.1)
Proceeds from issuance of
  common stock                          .4          6.6
Repurchases of common stock          (46.1)      (132.8)
Dividends paid                       (51.7)       (50.2)
Other                                  (.1)
  Net cash provided by
    financing activities             531.3        636.3

Effect of Exchange Rate
  Changes on Cash                      (.5)        (1.9)

Net Increase (Decrease) in Cash
  and Cash Equivalents               (34.8)      (157.2)
Cash and Cash Equivalents at
  Beginning of Period                207.9        411.2
Cash and Cash Equivalents at
  End of Period                     $173.1       $254.0

DEERE & COMPANY                     FINANCIAL SERVICES
CONDENSED STATEMENT OF
  CONSOLIDATED CASH FLOWS           Three Months Ended
                                        January 31
Millions of dollars (Unaudited)     1999         1998
Cash Flows from Operating Activities
Net income                          $ 43.4       $ 36.0
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities               (18.8)        54.1
    Net cash provided by (used for)
      operating activities            24.6         90.1

Cash Flows from Investing Activities
Collections and sales of
  financing receivables            1,693.0      1,482.6
Proceeds from maturities and
  sales of marketable securities      37.3         36.9
Cost of financing receivables
  acquired                        (2,033.2)    (1,715.4)
Purchases of marketable securities   (33.8)       (76.8)
Purchases of property and
  equipment                           (4.0)        (1.8)
Cost of operating leases acquired   (125.2)      (101.8)
Acquisitions of businesses
Other                                106.4         72.9
  Net cash used for investing
    activities                      (359.5)      (303.4)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                         (19.5)       109.6
Change in intercompany
  receivables/payables               (64.4)      (113.3)
Proceeds from long-term borrowings   725.0        306.0
Principal payments on long-term
  borrowings                        (297.5)       (91.5)
Proceeds from issuance of
  common stock
Repurchases of common stock
Dividends paid                        (5.0)       (19.3)
Other                                              (1.3)
  Net cash provided by
    financing activities             338.6        190.2

Effect of Exchange Rate
  Changes on Cash

Net Increase (Decrease) in Cash
  and Cash Equivalents                 3.7        (23.1)
Cash and Cash Equivalents at
  Beginning of Period                241.5        268.8
Cash and Cash Equivalents at End
  of Period                         $245.2       $245.7

            Notes to Interim Financial Statements

1. The "Consolidated" (Deere & Company and Consolidated Subsidiaries) data in each of the financial statements conform with the requirements of Financial Accounting Standards Board (FASB) Statement No. 94. In the supplemental consolidating data in each of the financial statements, "Equipment Operations" (Deere & Company with Financial Services on the Equity Basis) include the Company's agricultural equipment, construction equipment and commercial and consumer equipment operations, with Financial Services reflected on the equity basis. Data relating to the above equipment operations, including the consolidated group data in the income statement, are also referred to as "Equipment Operations" in this report. The supplemental "Financial Services" consolidating data in each of the financial statements include Deere & Company's credit, insurance and health care operations.

2. Dividends declared and paid on a per share basis were as follows:

                                 Three Months Ended
                                   January 31
                                 1999      1998
     Dividends declared          $.22      $.22
     Dividends paid              $.22      $.20

3. The calculation of net income per share is based on the average number of shares outstanding during the three months ended January 31, 1999 and 1998 of 231.7 million and 249.5 million, respectively. The calculation of diluted net income per share recognizes primarily the dilutive effect of the assumed exercise of stock options.

4. In the first quarter of 1999, the Company adopted FASB Statement No. 130, Reporting Comprehensive Income. Comprehensive income includes all changes in the Company's equity during the period, except transactions with stockholders of the Company. Comprehensive income for the first quarter of 1999 and 1998 consisted of the following in millions of dollars:

                          Three Months Ended January 31

                                 1999     1998
Net income                       $49.7    $203.3
Change in cumulative
  translation adjustment          (9.1)    (30.1)
Unrealized gain on
  marketable securities            4.5       4.4

Comprehensive income              $45.1    $177.6